  Registration No. 333-25795

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RELM Wireless Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	59-34862971 (I.R.S. Employer Identification No.)

7100 Technology Drive
West Melbourne, FL 32904 (Address of Principal Executive Offices)

1996 Stock Option Plan for Non-Employee Directors
(Full title of the plan)

David P. Storey President and Chief Executive Officer	Copies of all communications to: Tom McAleavey, Esq.
RELM Wireless Corporation 7100 Technology Drive	Holland & Knight LLP 200 South Orange Avenue, Suite 2600
West Melbourne, FL 32904	Orlando, Florida 32801
(321) 984-1414	(407) 244-5108

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 (the "Post-Effective Amendment") relates to the Registration Statement on Form S-8, as amended (Registration No. 333-25795) filed by RELM Wireless Corporation (the "Registrant") with the U.S. Securities and Exchange Commission on April 24, 1997 (the "Registration Statement") to register 200,000 shares of the Registrant's Common Stock for issuance under the 1996 Stock Option Plan for Non-Employee Directors (the "Plan"). All options granted under the Plan have been exercised or forfeited. As of the date of this Post-Effective Amendment, no additional shares of Common Stock registered will be issued under the Plan.

In accordance with the Registrant's undertaking in the Registration Statement, the Registrant hereby amends the Registration Statement to remove from registration any securities registered but remaining unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Melbourne, State of Florida, on August 1, 2012.

RELM WIRELESS CORPORATION

By:	/s/ David P. Storey
Name:	David P. Storey
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George N. Benjamin, III
George N. Benjamin, III	Chairman of the Board	August 13, 2012

/s/ David P. Storey
David P. Storey	President, Chief Executive Officer, and Director (Principal Executive Officer	August 1, 2012

/s/ William P. Kelly
William P. Kelly	Executive Vice President - Finance and Chief Financial Officer (Principal Financial Officer and Accounting Officer)	August 1, 2012

/s/ Donald F. U. Goebert
Donald F. U. Goebert	Director	August 15, 2012

/s/ Randolph K. Piechocki
Randolph K. Piechocki	Director	August 1, 2012

/s/ Warren N. Romine
Warren N. Romine	Director	August 13, 2012

/s/ Timothy W. O'Neil
Timothy W. O'Neil	Director	August 6, 2012

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